EXHIBIT 10.3

PLEDGE AGREEMENT

This PLEDGE AGREEMENT (this “Agreement”) is made and effective on August 1, 2017, by and between SIGNAL BAY, INC., a Delaware corporation (“Pledgor”) and PALLIATECH, INC., a Delaware corporation ( “Pledgee”), with reference to the following:

A. Pledgor; Pledgee; and Viridis Analytics MA, LLC, a Delaware limited liability corporation (the “Company”) have entered into a Membership Interest Transfer Agreement dated as of July 26, 2017 (as amended, restated, or otherwise modified from time to time, the “Transfer Agreement”), pursuant to which Pledgor has purchased from Pledgee One Hundred Percent (100%) of the outstanding membership interests (the “Company Interest”) of the Company.

B. Pursuant to the Transfer Agreement, Pledgor is executing contemporaneously herewith a Secured Promissory Note dated as of the date hereof (as amended, restated, or otherwise modified from time to time, the “Note”), in the amount of Five Hundred Thousand Dollars ($500,000) (the “Secured Obligation”), a copy of which is attached hereto as Exhibit A and incorporated herein by reference, for the benefit of the Pledgee; and

C. In accordance with the Note, Pledgee has required Pledgor to pledge, grant, transfer, and assign to Pledgee a security interest in the Collateral (as hereinafter defined) to secure the Secured Obligation, as provided herein.

NOW, THEREFORE, in consideration of the mutual promises, covenants, representations, and warranties set forth herein and for other good and valuable consideration, the parties hereto agree as follows:

1. Pledge. Pledgor hereby pledges and grants to Pledgee a security interest in the Company Interest, and any and all receipts from, or proceeds from the disposition of, the Company Interest (the “Collateral”) as security for the full, punctual and prompt payment of the Note and the performance of Pledgor’s obligations thereunder, and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged. The pledge of the collateral hereunder shall be a first priority security interest in the Collateral. Pledgor shall deliver promptly to the Pledgee duly endorsed membership interest certificates representing the Company Onterest to the Pledgee.

2. Voting and Other Rights. Except upon and during the continuation of an Event of Default, Pledgor shall have the right to exercise all voting rights with respect to the Collateral and to exercise all remedies with respect to the Collateral. Pledgee shall have no responsibility or liability whatsoever for the exercise of, or failure to exercise, any rights to vote or consent, or other rights with respect to any of the Collateral.

3. Events of Default. An “Event of Default,” as used herein, shall be deemed to occur in the event:

(a) Pledgor fails to pay (i) all or any part of the Secured Obligation when such amount becomes due and payable in accordance with the terms of the Note and such payment is not made within 15 business days of when it is due or (ii) any interest on the Note or any other payment of money required to be made to Pledgee pursuant to the Note and such payment is not made within 15 business days of when it is due;

(b) Pledgor defaults in the performance of any term, covenant, agreement, condition, undertaking or provision of the Tranfser Agreement;

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(c) Pledgor (i) commences any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or (ii) is the debtor named in any other case, proceeding or other action of a nature referred to in clause (i) above which results in the entry of an order for relief or any such adjudication or appointment and remains undismissed, undischarged or unbonded for a period of 60 days, or (iii) takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence to, any order, adjudication or appointment of a nature referred to in clause (i) or (ii) above, or (iv) shall generally not be paying, shall be unable to pay, or shall admit in writing its inability to pay its debts as they become due, or (v) shall make a general assignment for the benefit of its creditors.

Upon the occurrence of an Event of Default as described in subsection (a) or (b) above, Pledgor will have a period of 15 business days to cure such Event of Default before Pledgee may send the Default Notice described in Section 4 below.

4. Remedies. At such time that an Event of Default has occurred and is continuing, Pledgee by 30 Business Days’ written notice to Pledgor (the “Default Notice”), may (a) declare all amounts under the Note immediately due and payable in cash and the Holder will be entitled to reimbursement of its reasonable costs and expenses related to collection of all amounts owing in connection thereof; (b) sell or otherwise dispose of all or any portion of the Collateral, at public or private sales, for cash, or other property, or on credit, with the authority to adjourn or postpone any such sale from time to time without notice other than oral announcement at the time scheduled for sale; (c) exercise all voting and other rights of the Pledgor as holder of the Company Interest. Except for the Default Notice, Pledgee need not provide, and Pledgor hereby waives, any presentment, demand, protest or other notice of any kind, and Pledgee may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Pledgor and Pledgee hereby agree that it shall conclusively be deemed commercially reasonable for Pledgee, in connection with any sale or disposition of any interests included in the Collateral to impose restrictions and conditions as to the investment intent of a purchaser or bidder, the ability of a purchaser or bidder to bear the economic risk of an investment in any interests included in the Collateral, the knowledge and experience in business and financial matters of a purchaser or bidder, the access of a purchaser or bidder to information concerning the issuer of the interests, as conditions and stop transfer instructions restricting subsequent transfer of the interests, and any other restrictions or conditions which Pledgee believes to be necessary or advisable in order to comply with any state or federal laws. Pledgor hereby agrees to provide Pledgee with any and all information required by Pledgee in connection with any sales of any interests included in the Collateral.

5. Release of Security. Upon compliance with the payment terms provided for in the Note, Pledgee shall execute such documents as reasonably necessary to release to Pledgor the Collateral upon full payment of all amounts due under the Note, and such Collateral shall be deemed released upon such delivery.

6. Termination. Upon full payment of the payment of the Note, this Agreement shall be terminated and the Collateral held by the Pledgee shall be released to Pledgor as provided in paragraph 5 of this Agreement.

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7. Waivers. Pledgor hereby waives presentment for payment, demand protest, and notice thereof as to any instrument, and all other notices and demands to which Pledgor might be entitled, and the right to a jury trial in any action hereunder.

8. Remedies, Cumulative; No Waiver. The failure of Pledgee to enforce any of the provisions of this instrument at any time or for any period of time shall not be construed to be a waiver of any such provision or the right thereafter to enforce the same. All remedies hereunder shall be cumulative and shall be in addition to all rights, powers and remedies given to Pledgee by law.

9. Representation and Warranties. Pledgor hereby represents and warrants that (i) Pledgor is now, and will at all times during the term hereof be, the true, lawful and sole owner of all of the Collateral, and the Collateral now is and, throughout the term of this instrument shall remain, free and clear of any and all liens, charges, security interests, encumbrances and adverse claims, and restrictions (except such restrictions as are noted in the Operating Agreement of the Company, governing the Collateral), (ii) this Agreement has been duly and validly authorized, executed and delivered and constitutes the binding obligation of Pledgor, enforceable in accordance with its terms, and (iii) the execution and delivery of this Agreement does not violate or constitute a default under (with or without the giving of notice, the passage of time, or both) any order, judgment, decree, instrument or agreement to which Pledgor is a party or by which he or his assets are affected or bound.

10. Term. This Agreement and Pledgee’s rights hereunder shall continue in full force and effect until all of the Secured Obligation has been fully paid, performed and discharged.

11. Notices. Unless applicable law requires a different method of giving notice, any and all notices, demands or other communications required or desired to be given hereunder by any party shall be in writing and shall be validly given or made to another party if served personally or if deposited in the United States mail, certified or registered, postage prepaid or if transmitted by telegraph, telecopy or other electronic written transmission device. If such notice, demand or other communication is served personally, service shall be conclusively deemed made at the time of such personal service. If such notice, demand or other communication is given by mail, such notice shall be conclusively deemed given seventy-two (72) hours after the deposit thereof in the United States mail, or if by telegraph or if by other carrier service, upon confirmation of delivery by the carrier, addressed to the party to whom such notice, demand or other communication is to be given as follows:

To Pledgor:	Signal Bay, Inc. 62930 O. B. Riley Road, Suite 300 Bend, Oregon 97703 Attention: William Waldrop, CEO T: 541-633-4568 x1100

To Pledgee:	Palliatech, Inc. 301 Edgewater Place, Suite 405 Wakefield, MA 01880 Attn: Joseph F. Lusardi T: 781-451-0150

Any party hereto may change its address for the purpose of receiving notices, demands and other communications as herein provided by a written notice given in the manner aforesaid to the other party or parties hereto.

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12. Equitable Relief. It is agreed that the rights granted to the parties hereunder are of a special and unique kind and character and that, if there is a breach by any party of any material provision of this Agreement, the other party or parties would not have an adequate remedy at law. It is expressly agreed, therefore, that the rights of the parties hereunder may be enforced by equitable relief as is provided under the laws of the State of Colorado.

13. Attorneys’ Fees. Should any party hereto engage an attorney or institute any action or proceeding at law or in equity, or in connection with an arbitration, to enforce any provision of this Agreement, including an action for declaratory relief, or for damages by reason of an alleged breach of any provision of this Agreement, or otherwise in connection with this Agreement, or any provision thereof, the prevailing party shall be entitled to recover from the losing party or parties reasonable attorneys’ fees and costs for services rendered to the prevailing party in such action or proceeding.

14. Arbitration. Any controversy or claim arising out of, or relating to, this Agreement, or the making, performance or interpretation thereof, shall be settled by arbitration in Denver, Colorado in accordance with the rules of the American Arbitration Association then existing, and judgment on the arbitration award may be entered in any court having jurisdiction over the subject matter of the controversy. The parties further agree that a restraining order, injunction, writ of possession and/or writ of attachment may be applied for from a court of competent jurisdiction by any party pending resolution of the dispute. The arbitrators selected shall be persons experienced in negotiating, making and consummating agreements of the type of this Agreement.

15. Miscellaneous.

(a) Applicable Law. This Agreement shall, in all respects, be governed by the laws of the State of Delaware applicable to agreements executed and to be wholly performed within Delaware.

(b) Severability. Nothing contained herein shall be construed so as to require the commission of any act contrary to law, and wherever there is any conflict between any provisions contained herein and any present or future statute, law, ordinance or regulation, the latter shall prevail; but the provision of this Agreement which is affected shall be curtailed and limited only to the extent necessary to bring it within the requirements of the law.

(c) Further Assurances. Each of the parties hereto shall execute and deliver any and all additional papers, documents and other assurances, and shall do any and all acts and things reasonably necessary in connection with the performance of their obligations hereunder to carry out the intent of the parties hereto.

(d) Modifications or Amendments. No amendment, change or modification of this Agreement shall be valid, unless in writing and signed by all of the parties hereto.

(e) Successors and Assigns. All of the terms and provisions contained herein shall inure to the benefit of and shall be binding upon the parties hereto and their respective heirs, legal representatives, successors and assigns.

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(f) Entire Agreement. This Agreement constitutes the entire understanding and agreement of the parties with respect to its subject matter and any and all prior agreements, understandings or representations with respect to its subject matter are hereby terminated and cancelled in their entirety and are of no further force or effect.

(g) Non-Waiver. No waiver by any party hereto of a breach of any provision of this Agreement shall constitute a waiver of any preceding or succeeding breach of the same or any other provision hereof.

(h) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(i) Number and Gender. In this Agreement, the masculine, feminine or neuter gender, and the singular or plural number, shall each be deemed to include the others whenever the context so requires.

(j) Captions. The captions appearing at the commencement of the sections hereof are descriptive only and for convenience in reference. Should there be any conflict between any such caption and the section at the head of which it appears, the section and not such caption shall control and govern in the construction of this Agreement.

(k) Exhibits. All exhibits attached hereto are hereby incorporated by reference.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the undersigned have executed this Agreement on the date first set forth above.

PLEDGOR:

Signal Bay, Inc.

By:	/s/ William Waldrop
William Waldrop
Chief Executive Officer

PLEDGEE:

PalliaTech, Inc.

By:	/s/ Michelle Bodner
Michelle Bodner
Authorized Signatory

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EXHIBIT A

Secured Promissory Note

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